PLANTRONICS, INC.
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
This amendment (the “Amendment”) is made and entered into by and between Joseph B. Burton (“Executive”) and Plantronics, Inc., a Delaware corporation (the “Company”), effective as of November 5, 2018 (the “Amendment Effective Date”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive previously entered into an Employment Agreement, dated October 2, 2016 (as amended from time to time, the “Employment Agreement”);
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) believes it is in the best interests of the Company and its stockholders to enhance the terms and conditions on which Executive will receive change of control benefits and severance benefits in the event that Executive separates from service with the Company and its affiliates under the circumstances set forth in this Amendment.
WHEREAS, the Company and the Executive desire to amend the Employment Agreement in as provided herein.
NOW, THEREFORE, the parties hereby agree as follows:

1.	On and after the Amendment Effective Date, a new Section 4(c)(iii) shall be added to the Employment Agreement after Section 4(c)(ii), and shall consist of the following:

“(A) In the event of a Change of Control, and subject to Executive’s continued employment with the Company through the effective date of such Change of Control, all outstanding equity awards will vest according to the vesting schedule specified in the 2003 Stock Plan.

(B) Notwithstanding the foregoing, or any term of the 2003 Stock Plan or PSU Agreements to the contrary related to vesting of performance-vesting awards, any unvested performance-vesting equity awards (including any performance shares or units) held by Executive as of immediately prior to the effective date of a Change of Control (“Performance Awards”) shall be treated as follows: (i) the day before the effective date of the Change in Control (the “Wind Up Date”) shall be considered to be the last day of the performance period for such Performance Awards; (ii) TSR-related performance conditions shall be calculated on the Wind Up Date based on the Company’s TSR through that date as compared to the TSR of the relevant comparator group through the Wind Up Date (or the last date preceding the Wind Up Date such TSR performance can be determined if it cannot be determined on the Wind Up Date); and (iii) the Performance Awards shall vest at the higher of (x) the actual measurement under clause (ii) and (y) target performance levels. Following a Change of Control, Executive will not be entitled to any other payment or benefits in respect of the Performance Award other than the vesting of such Performance Awards set forth in this Section 4(c)(iii) and the vested portion of the Performance Award shall be subject to the terms of the 2003 Stock Plan.”

2.	On and after the Amendment Effective Date, Section 8(b)(iii) of the Employment Agreement shall be replaced in its entirety with the following:

“One hundred percent (100%) of Executive’s then unvested Equity Awards will become vested in full and in the case of stock options and stock appreciation rights, will become exercisable. Subject to Section 4(c)(iii), in the case of Equity Awards with performance-based vesting, all performance goals and other vesting criteria will be treated as set forth in Executive’s Equity Award agreement governing such Equity Award.”

3.	On and after the Amendment Effective Date, Subsection 11(i)(i) (prong (i) of definition of “Good Reason”) of the Employment Agreement shall be replaced in its entirety with the following:
“(i) a material reduction in Executive’s base compensation as in effect immediately prior to such reduction”

4.	On and after the Amendment Effective Date, Subsection 11(i)(iii) (prong (iii) of definition of “Good Reason”) of the Employment Agreement shall be replaced in its entirety with the following:
“(iii) Executive’s not being appointed to, or ceasing to hold, the positions and titles of President and Chief Executive Officer with respect to the ultimate parent company of the combined successor entity in such Change of Control”

5.	Except as set forth above, the Employment Agreement is not otherwise modified or amended hereby and remains in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of November 5, 2018.
COMPANY                    PLANTRONICS, INC.

By:    ___________________________________________
Greggory Hammann

Title:	Chair Compensation Committee

EXECUTIVE                    By:    ___________________________________________
Joseph B. Burton

Title:    Chief Executive Officer

[Signature Page to Second Amendment to Burton Employment Agreement]